UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2013 (July 17, 2013)

ARC Realty Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	333-186111	46-1406086
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 17, 2013, ARC Realty Finance Trust, Inc. (the “Company”) entered into an amendment to its previously announced credit agreement relating to an unsecured revolving line of credit with AR Capital, LLC, the parent of its sponsor. The amendment increased the aggregate financing available under the line of credit from $5.0 million to $10.0 million. The amendment did not change any of the other terms of the line of credit.

The description of the credit agreement relating to the line of credit is a summary and is qualified in its entirety by the terms of the credit agreement which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q. The amendment to the credit agreement will also be filed with the Company’s next quarterly report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARC REALTY FINANCE TRUST, INC.

Date: July 22, 2013	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer